Exhibit 99

MASCO CORPORATION REPORTS FOURTH QUARTER
AND 2016 YEAR-END RESULTS

2016 Fourth Quarter Key Highlights

•	Sales for the fourth quarter increased 3 percent to $1.8 billion; in local currencies, sales increased 4 percent

•	Gross margin improved to 32.6 percent from 31.0 percent

•	Earnings per share for the quarter grew 36 percent to $0.30 per common share; adjusted earnings per share grew 14 percent to $0.33 per common share

•	Repurchased 6.6 million shares for $207 million

TAYLOR, Mich. (February 9, 2017) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported net sales and operating profit growth for the fourth quarter and full year of 2016.

2016 Fourth Quarter Commentary

•	On a reported basis, compared to fourth quarter 2015:

•	Net sales from continuing operations increased 3 percent to $1.8 billion

•	In local currency, North American sales increased 3 percent and international sales increased 8 percent

•	Gross margin improved to 32.6 percent from 31.0 percent

•	Operating margin decreased to 12.2 percent from 12.4 percent, reflecting planned growth and incremental insurance costs

•	Income from continuing operations was $0.30 per common share compared to $0.22 per common share

•	Compared to fourth quarter 2015, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•	Gross margin improved to 32.8 percent compared to 31.3 percent

•	Operating margin decreased to 12.6 percent compared to 12.8 percent

•	Income from continuing operations was $0.33 per common share compared to $0.29 per common share

•	Liquidity at the end of the fourth quarter was approximately $1.2 billion

2016 Fourth Quarter Operating Segment Highlights

•	Plumbing Products’ net sales increased 5 percent (7 percent excluding the impact of foreign currency translation), driven by growth in North America and internationally

•	Decorative Architectural Products’ net sales increased 5 percent with strong volume growth partially offset by promotional activity

•
Cabinetry Products’ net sales decreased 8 percent (7 percent excluding the impact of foreign currency translation) due to the exit of lower margin business in the direct-to-builder channel, partially offset by growth in the retail and dealer channels and favorable product mix

•
Windows and Other Specialty Products’ net sales decreased 2 percent. Excluding the impact of foreign currency translation, net sales increased 2 percent, led by both our international and North American windows businesses

“We finished the year with good fourth quarter results,” said Keith Allman, Masco’s President and CEO. “Our Plumbing Products segment had another record quarter on both the top and bottom lines, demonstrating the strength of our brands and our innovative products. Our Decorative Architectural Products segment posted solid 5 percent growth in the quarter, and we executed our planned investment to drive future profitable growth. Our Cabinetry Products segment continued its strategy of exiting certain direct-to-builder business, introducing new products, and driving growth with our market-leading Merillat® and KraftMaid® brands. We began to see improvements in the operations of our U.S. window business, and we continued our disciplined capital allocation by returning approximately $240 million to shareholders through share repurchases and dividends during the quarter.”

2016 Full Year Key Highlights

•	Sales for the year increased 3 percent to $7.4 billion; in local currencies, sales increased 4 percent

•	Operating profit grew 15 percent to $1,053 million; adjusted operating profit grew 16 percent to $1,075 million

•	Operating profit margin for the year increased to 14.3 percent, a 150 basis point expansion; adjusted operating profit margin increased to 14.6 percent, a 160 basis point expansion

•	Earnings per share from continuing operations for the year grew 43 percent to $1.47 per common share; adjusted earnings per share from continuing operations grew 27 percent to $1.51 per common share

2016 Full Year Commentary

•	On a reported basis, compared to full year 2015:

•	Net sales from continuing operations increased 3 percent to $7.4 billion

•	In local currency, North American sales increased 3 percent and international sales increased 6 percent

•	Gross margin improved to 33.4 percent from 31.5 percent

•	Operating margin increased to 14.3 percent from 12.8 percent

•	Income from continuing operations was $1.47 per common share compared to $1.03 per common share

•	Compared to full year 2015, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•	Gross margin improved to 33.6 percent compared to 31.6 percent

•	Operating margin increased to 14.6 percent compared to 13.0 percent

•	Income from continuing operations was $1.51 per common share compared to $1.19 per common share

•	Free cash flow was $535 million

“Masco delivered another strong year in 2016,” said Allman. “We continued to execute against our long-term growth and capital allocation strategies that we established in 2015. We demonstrated our ability to capitalize on improving end markets by driving sales growth and expanding our operating margin. We successfully executed our plan to reduce leverage by paying down approximately $400 million in debt early in the year, further strengthening our balance sheet. Lastly, we generated a significant amount of free cash flow and continued our commitment to return capital to shareholders by increasing our dividend and repurchasing $459 million of our shares, enabling us to once again generate solid returns for our shareholders,” continued Allman.
“We will continue to execute our strategy and remain confident in our ability to drive growth and productivity as we move into 2017.”

About Masco

Headquartered in Taylor, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; and Hot Spring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2016 fourth quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Thursday, February 9, 2017 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 47955207. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 47955207. The telephone replay will be available approximately two hours after the end of the call and continue through March 9, 2017.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of home improvement activity and new home construction, our ability to maintain our strong brands and to develop and introduce new and improved products, our ability to maintain our competitive position in our industries, our reliance on key customers, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to improve our under-performing U.S. window business, the cost and availability of raw materials, our dependence on third party suppliers, and risks associated with international operations and global strategies. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Twelve Months Ended December 31, 2016 and 2015

(in millions, except per common share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net sales	$1,759	$1,715	$7,357	$7,142
Cost of sales	1,186	1,183	4,901	4,889
Gross profit	573	532	2,456	2,253

Selling, general and administrative expenses	358	320	1,403	1,339
Operating profit	215	212	1,053	914

Other income (expense), net:
Interest expense	(43)	(54)	(229)	(225)
Other, net	1	2	6	—
	(42)	(52)	(223)	(225)
Income from continuing operations before income taxes	173	160	830	689

Income tax expense	67	74	296	293
Income from continuing operations	106	86	534	396

Loss from discontinued operations, net	—	(1)	—	(2)
Net income	106	85	534	394

Less: Net income attributable to noncontrolling interest	8	10	43	39
Net income attributable to Masco Corporation	$98	$75	$491	$355

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.30	$0.22	$1.47	$1.03
Loss from discontinued operations, net	—	—	—	(0.01)
Net income	$0.30	$0.22	$1.47	$1.02

Average diluted common shares outstanding	323	335	330	341

Amounts attributable to Masco Corporation:
Income from continuing operations	$98	$76	$491	$357
Loss from discontinued operations, net	—	(1)	—	(2)
Net income	$98	$75	$491	$355

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Twelve Months Ended December 31, 2016 and 2015

(in millions, except per common share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,759	$1,715	$7,357	$7,142

Gross profit, as reported	$573	$532	$2,456	$2,253
Rationalization charges	4	6	14	8
(Gain) on sale of property and equipment	—	(2)	—	(5)
Gross profit, as adjusted	$577	$536	$2,470	$2,256

Gross margin, as reported	32.6%	31.0%	33.4%	31.5%
Gross margin, as adjusted	32.8%	31.3%	33.6%	31.6%

Selling, general and administrative expenses, as reported	$358	$320	$1,403	$1,339
Rationalization charges	2	3	8	10
Selling, general and administrative expenses, as adjusted	$356	$317	$1,395	$1,329

Selling, general and administrative expenses as percent of net sales, as reported	20.4%	18.7%	19.1%	18.7%
Selling, general and administrative expenses as percent of net sales, as adjusted	20.2%	18.5%	19.0%	18.6%

Operating profit, as reported	$215	$212	$1,053	$914
Rationalization charges	6	9	22	18
(Gain) on sale of property and equipment	—	(2)	—	(5)
Operating profit, as adjusted	$221	$219	$1,075	$927

Operating margin, as reported	12.2%	12.4%	14.3%	12.8%
Operating margin, as adjusted	12.6%	12.8%	14.6%	13.0%

Earnings Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$173	$160	$830	$689
Rationalization charges	6	9	22	18
(Gain) on sale of property and equipment	—	(2)	—	(5)
(Gain) from auction rate securities	(2)	—	(3)	—
(Gains) from private equity funds, net	(3)	(1)	(5)	(6)
(Earnings) from equity investments, net	(1)	—	(2)	(2)
Loss from other investments	3	—	3	—
Income from continuing operations before income taxes, as adjusted	176	166	845	694
Tax at 36% rate	(63)	(60)	(304)	(250)
Less: Net income attributable to noncontrolling interest	8	10	43	39
Income from continuing operations, as adjusted	$105	$96	$498	$405

Income per common share, as adjusted	$0.33	$0.29	$1.51	$1.19

Average diluted common shares outstanding	323	335	330	341

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and
Other Financial Data - Unaudited

(dollars in millions)

	December 31, 2016	December 31, 2015
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$990	$1,468
Short-term bank deposits	201	248
Receivables	917	853
Inventories	712	687
Prepaid expenses and other	114	72
Total Current Assets	2,934	3,328

Property and equipment, net	1,060	1,027
Goodwill	832	839
Other intangible assets, net	154	160
Other assets	157	310
Total Assets	$5,137	$5,664

Liabilities
Current Liabilities:
Accounts payable	$800	$749
Notes payable	2	1,004
Accrued liabilities	658	650
Total Current Liabilities	1,460	2,403

Long-term debt	2,995	2,403
Other liabilities	785	800
Total Liabilities	5,240	5,606

Equity	(103)	58
Total Liabilities and Equity	$5,137	$5,664

	As of
	December 31, 2016	December 31, 2015
Other Financial Data
Working Capital Days
Receivable days	49	46
Inventory days	54	52
Payable days	70	69
Working capital	$829	$791
Working capital as a % of sales (LTM)	11.3%	11.1%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows
and Other Financial Data - Unaudited

(dollars in millions)

	Twelve Months Ended December 31,
	2016	2015
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$814	$704
Working capital changes	(88)	(5)
Net cash from operating activities	726	699

Cash Flows From (For) Financing Activities:
Retirement of notes	(1,300)	(500)
Purchase of Company common stock	(459)	(456)
Cash dividends paid	(128)	(126)
Dividends paid to noncontrolling interest	(31)	(36)
Cash distributed to TopBuild Corp.	—	(63)
Issuance of TopBuild Corp. debt	—	200
Issuance of notes, net of issuance costs	889	497
Debt extinguishment costs	(40)	—
Issuance of Company common stock	1	2
Excess tax benefit from stock-based compensation	23	75
Credit Agreement and other financing costs	—	(3)
Decrease in debt, net	(1)	—
Net cash for financing activities	(1,046)	(410)

Cash Flows From (For) Investing Activities:
Capital expenditures	(180)	(158)
Other, net	56	(31)
Net cash for investing activities	(124)	(189)

Effect of exchange rate changes on cash and cash investments	(34)	(15)

Cash and Cash Investments:
(Decrease) increase for the period	(478)	85
At January 1	1,468	1,383
At December 31	$990	$1,468

	As of
	December 31, 2016	December 31, 2015
Liquidity
Cash and cash investments	$990	$1,468
Short-term bank deposits	201	248
Total Liquidity	$1,191	$1,716

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Twelve Months Ended December 31, 2016 and 2015

(dollars in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Plumbing Products
Net sales	$891	$846	5%	$3,526	$3,341	6%

Operating profit, as reported	$151	$126		$642	$512
Operating margin, as reported	16.9%	14.9%		18.2%	15.3%

Rationalization charges	2	7		13	9
Operating profit, as adjusted	153	133		655	521
Operating margin, as adjusted	17.2%	15.7%		18.6%	15.6%

Depreciation and amortization	15	14		57	56

EBITDA, as adjusted	$168	$147		$712	$577

Decorative Architectural Products
Net sales	$443	$420	5%	$2,092	$2,020	4%

Operating profit, as reported	$75	$85		$430	$403
Operating margin, as reported	16.9%	20.2%		20.6%	20.0%

Depreciation and amortization	4	4		16	16

EBITDA	$79	$89		$446	$419

Cabinetry Products
Net sales	$234	$254	(8)%	$970	$1,025	(5)%

Operating profit, as reported	$16	$19		$93	$51
Operating margin, as reported	6.8%	7.5%		9.6%	5.0%

Rationalization charges	3	2		8	5
(Gain) on sale of property and equipment	—	(2)		—	(5)
Operating profit, as adjusted	19	19		101	51
Operating margin, as adjusted	8.1%	7.5%		10.4%	5.0%

Depreciation and amortization	6	6		21	24

EBITDA, as adjusted	$25	$25		$122	$75

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Twelve Months Ended December 31, 2016 and 2015

(dollars in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Windows and Other Specialty Products
Net sales	$191	$195	(2)%	$769	$756	2%

Operating profit (loss), as reported	$6	$7		$(3)	$57
Operating margin, as reported	3.1%	3.6%		(0.4)%	7.5%

Rationalization charges	1	—		1	—
Operating profit (loss), as adjusted	7	7		(2)	57
Operating margin, as adjusted	3.7%	3.6%		(0.3)%	7.5%

Depreciation and amortization	5	5		21	18

EBITDA, as adjusted	$12	$12		$19	$75

Total
Net sales	$1,759	$1,715	3%	$7,357	$7,142	3%

Operating profit, as reported - segment	$248	$237		$1,162	$1,023
General corporate expense, net (GCE)	(33)	(25)		(109)	(109)
Operating profit, as reported	215	212		1,053	914
Operating margin, as reported	12.2%	12.4%		14.3%	12.8%

Rationalization charges - segment	6	9		22	14
Rationalization charges - GCE	—	—		—	4
(Gain) on sale of property and equipment	—	(2)		—	(5)
Operating profit, as adjusted	221	219		1,075	927
Operating margin, as adjusted	12.6%	12.8%		14.6%	13.0%

Depreciation and amortization - segment	30	29		115	114
Depreciation and amortization - non-operating	4	4		19	13

EBITDA, as adjusted	$255	$252		$1,209	$1,054

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Twelve Months Ended December 31, 2016 and 2015

(dollars in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Change	2016	2015	Change
North American
Net sales	$1,389	$1,347	3%	$5,834	$5,645	3%

Operating profit, as reported	$212	$196		$961	$841
Operating margin, as reported	15.3%	14.6%		16.5%	14.9%

Rationalization charges	3	6		15	10
(Gain) on sale of property and equipment	—	(2)		—	(5)
Operating profit, as adjusted	215	200		976	846
Operating margin, as adjusted	15.5%	14.8%		16.7%	15.0%

Depreciation and amortization	20	20		78	78

EBITDA, as adjusted	$235	$220		$1,054	$924

International
Net sales	$370	$368	1%	$1,523	$1,497	2%

Operating profit, as reported	$36	$41		$201	$182
Operating margin, as reported	9.7%	11.1%		13.2%	12.2%

Rationalization charges	3	3		7	4
Operating profit, as adjusted	39	44		208	186
Operating margin, as adjusted	10.5%	12.0%		13.7%	12.4%

Depreciation and amortization	10	9		37	36

EBITDA, as adjusted	$49	$53		$245	$222

Total
Net sales	$1,759	$1,715	3%	$7,357	$7,142	3%

Operating profit, as reported - segment	$248	$237		$1,162	$1,023
General corporate expense, net (GCE)	(33)	(25)		(109)	(109)
Operating profit, as reported	215	212		1,053	914
Operating margin, as reported	12.2%	12.4%		14.3%	12.8%

Rationalization charges - segment	6	9		22	14
Rationalization charges - GCE	—	—		—	4
(Gain) on sale of property and equipment	—	(2)		—	(5)
Operating profit, as adjusted	221	219		1,075	927
Operating margin, as adjusted	12.6%	12.8%		14.6%	13.0%

Depreciation and amortization - segment	30	29		115	114
Depreciation and amortization - non-operating	4	4		19	13

EBITDA, as adjusted	$255	$252		$1,209	$1,054
Historical information is available on our website.